Exhibit B


                                Kevin S. Woltjen
                                 Attorney at Law
                           (Admitted in Illinois Only)
                         900 Jackson Street - Suite 600
                               Dallas, Texas 75202
                             Telephone: 214-712-5673
                             Facsimile: 214-712-5674


June 26, 1998
Board of Directors
AmeriResource Technologies Incorporated
P.O. Box 14748
Shawnee Mission, KS 66285-4748


To the Board of Directors of AmeriResource Technologies Incorporated:


     AmeriResource Technologies Incorporated, a Delaware corporation (the "Company"), has informed me of its intention to file on or about June 26, 1998 a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), concerning eighty million shares (the "Shares") of the its common stock, par value $0.0001 ("Common Stock"), with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Registration Statement, you have requested my opinion regarding the availability of registering Common Stock on Form S-8.

     This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

     You have represented to me that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in its such filings with the SEC and that the Company's board of directors has authorized the filing of a Form S-8. Based on the these representations and to the best of my knowledge, I am of the opinion that the Form S-8 is an available form of registration. This Opinion is conditioned upon the above requirements being met.

     The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein and in the Accord, and is further subject to qualifications, exceptions, and limitations set forth below:

    A. I expressly except from the opinion set forth herein any opinion or position as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

    B. In rendering this opinion, I have assumed that the Company is satisfying the various substantive requirements of Form S-8, and I expressly disclaim any opinion regarding the Company's compliance with such requirements.


    C. I expressly except from the opinion set forth herein any opinion concerning the need for or compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Delaware or any other jurisdiction.

    D. In expressing the opinion set forth herein, I have assumed the authenticity and completeness of all corporate documents, records and instruments provided to me by the Company and its representatives. I have assumed the accuracy of all statements of fact contained therein. I have further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents. This opinion is conditioned on all of these assumptions being correct.

    E. I expressly except from the opinion set forth herein any opinion concerning the propriety of any issuance of any shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

    F. The opinion contained herein are rendered as of the date hereof, and I undertake no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and I hereby disclaim any such obligation.

     This Opinion may be relied upon by you only in connection with filing of the Registration Statement and I hereby consent to the use of it as an exhibit to the Registration Statement. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance my prior written consent.


Sincerely,

/s/Kevin S. Woltjen
Kevin S. Woltjen